UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2016

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
______________________________________ (State or other jurisdiction	____________________ (Commission	____________________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue Milwaukee Wisconsin		53209
_____________________________________________________________ (Address of principal executive offices)		__________________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to A Vote of Security Holders.

Johnson Controls Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders on January 27, 2016 (the “2016 Annual Meeting”). On January 27, 2016, the independent inspector of elections for the 2016 Annual Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote of shareholders at the Annual Meeting, certifying the voting results set forth below.

Proposal One:

In an uncontested election, the Company’s shareholders elected the Board of Directors’ ten director nominees, each to serve for a one-year term expiring at the annual meeting of shareholders to be held in 2017 or until his or her successor has been duly elected and qualified, by the following vote:

Nominee	For	Withheld	Broker Non-Vote
David P. Abney	487,975,640	17,899,754	72,487,448
Natalie A. Black	441,695,013	64,180,381	72,487,448
Julie L. Bushman	488,094,857	17,780,537	72,487,448
Raymond L. Conner	485,490,909	20,384,485	72,487,448
Richard Goodman	495,957,600	9,917,794	72,487,448
Jeffrey A. Joerres	494,496,514	11,378,880	72,487,448
William H. Lacy	484,551,669	21,323,725	72,487,448
Alex A. Molinaroli	477,951,643	27,923,751	72,487,448
Juan Pablo del Valle Perochena	483,746,007	22,129,387	72,487,448
Mark P. Vergnano	483,938,686	21,936,708	72,487,448

Proposal Two:

The Company’s shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016 by the following vote:

For	Withheld	Abstain	Broker Non-Vote
566,944,027	8,324,653	3,094,162	—

Proposal Three:

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following vote:

For	Withheld	Abstain	Broker Non-Vote
420,194,539	80,962,339	4,718,515	72,487,449

Proposal Four:

The Company’s shareholders approved the non-binding shareholder proposal regarding proxy access by the following vote:

For	Withheld	Abstain	Broker Non-Vote
353,312,301	146,795,755	5,767,337	72,487,449

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

Date: January 29, 2016	By:	/s/ Brian J. Cadwallader
		Name:	Brian J. Cadwallader
		Title:	Vice President, Secretary and General Counsel